SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                     [  ] Preliminary information statement
                      [ X ] Definitive information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                             WALLACE RESOURCES, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                 Payment of Filing Fee (Check the appropriate box):

                                 [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.




                             WALLACE RESOURCES, INC.
              13707 East 23rd Court * Spokane, Washington 99216-2801
                    Tel: (509) 535-5051 * Fax: (509) 535-0829
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                              September 24, 2003


Dear Stockholder:

         This Information Statement is being provided to inform you that the holders of a majority of the outstanding common stock of Wallace Resources, Inc., an Idaho corporation (the "Company"), has delivered to the Company written consent to the following action:

                           Authorizing the board of directors of the Company to
                  change the corporate name to any name selected by the board of directors.

         The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,




Lewis R. Higgins, President





                              INFORMATION STATEMENT
                                       OF
                             WALLACE RESOURCES, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, no par value per share (the "Company Common Stock"), of Wallace Resources, Inc., an Idaho corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated September 9, 2003, the board of directors of the Company to change the corporate name to any name selected by the board of directors


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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
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                         AMENDMENT TO THE CERTIFICATE OF
                     INCORPORATION TO CHANGE NAME OF COMPANY

         Pursuant to the Consent, the name of the Company may be changed by resolution of the Board of Directors from "Wallace Resources, Inc." to any name selected by the Board of Directors. The name change will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

         The decision to authorize the Board of Directors to change the name of the Company was based on the desire of management to enable a name change in the event the Company merges with or acquires a business different from the Company's present business purpose.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 MAY BE OBTAINED BY WRITTEN REQUEST FROM Mr. Lewis
r. higgins, President, Wallace Resources, Inc., 13707 East 23rd Court, Spokane, Washington 99216-2801. Copies of can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. We file documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.